Exhibit 99.1
Third Point Re Reports Second Quarter 2014 Earnings Results
Net Income of $31.3 million, or $0.29 Per Diluted Common Share
HAMILTON, Bermuda, August 7, 2014, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its fiscal second quarter ended June 30, 2014.
Third Point Re reported net income of $31.3 million, or $0.29 per diluted common share, for the second quarter of 2014, compared with $26.2 million, or $0.33 per diluted common share, for the second quarter of 2013, an increase of 19.3%. For the six months ended June 30, 2014, Third Point Re reported net income of $71.1 million, or $0.66 per diluted common share, compared with $100.7 million, or $1.26 per diluted common share, for the six months ended June 30, 2013, a decrease of 29.4%.
For the three months ended June 30, 2014, diluted book value per share increased by $0.29 per share, or 2.2%, to $13.72 per share from $13.43 per share as of March 31, 2014. For the six months ended June 30, 2014, diluted book value per share increased by $0.60 per share, or 4.6%, to $13.72 per share from $13.12 per share as of December 31, 2013.
"Our Total Return approach continued to generate growth in diluted book value per share in the second quarter," commented John Berger, Chairman, Chief Executive Officer and Chief Underwriting Officer. "Our combined ratio dropped to 102.7% from 105.5% in the prior year's second quarter as we continue to gain scale and Third Point LLC, our investment manager, successfully navigated market volatility through selective investments in securities and market hedges. We have managed to maintain our underwriting margins so far in 2014, despite challenging market conditions."
The following table shows certain key financial metrics for the three and six months ended June 30, 2014 and 2013:

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(In millions, except for per share data and ratios)
Gross premiums written	$145.5	$98.2	$233.1	$194.2
Net premiums earned	$78.8	$62.3	$152.0	$95.8
Net underwriting loss (1) (2)	$(2.1)	$(3.4)	$(7.2)	$(7.2)
Combined ratio (1) (2)	102.7%	105.5%	104.9%	107.7%

Net investment return on investments managed by Third Point LLC	2.3%	3.2%	5.5%	12.2%
Net investment income (3)	$40.5	$32.8	$90.5	$114.2
Net investment income on float (4)	$6.3	$2.5	$13.6	$8.1

Net income	$31.3	$26.2	$71.1	$100.7
Diluted earnings per share	$0.29	$0.33	$0.66	$1.26
Growth in diluted book value per share (4)	2.2%	2.7%	4.6%	10.9%
Return on beginning shareholders' equity (4)	2.2%	2.8%	5.1%	11.6%
Net investments managed by Third Point LLC (5)	$1,687.5	$1,559.4	$1,687.5	$1,559.4

(1)	Property and Casualty Reinsurance segment only.

(2)	Net underwriting loss and combined ratio are Non-GAAP financial measures. See the accompanying Segment Reporting for an explanation and calculation of net underwriting loss and combined ratio.

(3)	Prior to 2014, changes in estimated fair value of embedded derivatives were recorded in net investment income. As these embedded derivatives have become more prominent, the presentation has been modified and changes in the estimated fair value of embedded derivatives are now recorded in other expenses in the condensed consolidated statements of income. As a result, investment expenses of $0.8 million and $1.4 million, that were previously reported in net investment income for the three and six months ended June 30, 2013, respectively, are now being reported in other expenses to conform to the current year's presentation.

(4)	Net investment income on float, diluted book value per share and return on beginning shareholders' equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders' equity.

(5)	Prior year comparative represents amounts as of December 31, 2013.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written increased by $45.8 million, or 48.4%, to $140.4 million for the three months ended June 30, 2014 from $94.6 million for the three months ended June 30, 2013. Gross premiums written increased by $35.0 million, or 18.7%, to $222.6 million for the six months ended June 30, 2014 from $187.5 million for the six months ended June 30, 2013. The increase was primarily due to new business written and increased premium on business renewed partially offset by business not renewed. Since Third Point Re is a developing company and focuses on large transactions, which in some cases will not renew, period over period comparisons may not be meaningful.
Net premiums earned for the three months ended June 30, 2014 increased $16.1 million, or 26.1%, to $77.5 million and increased $55.7 million, or 59.2%, to $149.8 million for the six months ended June 30, 2014. The three and six months ended June 30, 2014 reflects net premiums earned on a larger in-force underwriting portfolio compared to the three and six months ended June 30, 2013.
The net underwriting loss from the Property and Casualty Reinsurance segment was $2.1 million and $7.2 million for the three and six months ended June 30, 2014, respectively. These results compare to a net underwriting loss of $3.4 million and $7.2 million for the three and six month periods ended June 30, 2013, respectively.
Catastrophe Risk Management
The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd., and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). After attributing income to non-controlling interests, net income from the Catastrophe Risk Management segment was $0.2 million and $0.1 million for the three and six months ended June 30, 2014, respectively, compared to net loss of $0.3 million and $0.1 million for the three and six months ended June 30, 2013, respectively. Net assets under management for the Catastrophe Fund were $111.4 million as of June 30, 2014 (December 31, 2013 - $104.0).
Investments
For the three months ended June 30, 2014, Third Point Re recorded net investment income of $40.5 million, compared to $32.8 million for the three months ended June 30, 2013. The return on investments managed by the Company’s investment manager, Third Point LLC, was 2.3% for the three months ended June 30, 2014 compared to 3.2% for the three months ended June 30, 2013.
For the six months ended June 30, 2014, Third Point Re recorded net investment income of $90.5 million, compared to $114.2 million for the six months ended June 30, 2013. The return on investments managed by the Company’s investment manager, Third Point LLC, was 5.5% for the six months ended June 30, 2014 compared to 12.2% for the six months ended June 30, 2013.
Performance in the investment portfolio continued to be driven primarily by positive returns in both the corporate and structured credit portfolios during the second quarter of 2014.  Our equity portfolio is well diversified across sectors and successful positions in the Energy and Industrials & Commodities sectors more than offset losses in the Technology, Media and Telecommunications and Financial sectors.  Net investment income for the three and six months ended June 30, 2014 also benefited from higher average investments managed by Third Point LLC compared to the prior year periods due to the net proceeds generated by Third Point Re’s IPO and float contributed by its reinsurance operations and net investment income. We mark to market our entire investment portfolio managed by Third Point LLC and therefore, our investment results can vary significantly from period to period.
Conference Call Details
The Company will hold a conference call to discuss its second quarter 2014 results at 9:00 a.m. Eastern Time on August 8, 2014. The call will be webcast live over the internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and entering passcode 13586476. Participants should ask for the Third Point Reinsurance Ltd. second quarter earnings conference call.

A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13586476. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on August 15, 2014.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) operational structure currently is being developed; (iii) fluctuation in results of operations; (iv) more established competitors; (v) losses exceeding reserves; (vi) downgrades or withdrawal of ratings by rating agencies; (vii) dependence on key executives; (viii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (ix) potential inability to pay dividends; (x) unavailability of capital in the future; (xi) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xii) suspension or revocation of reinsurance license; (xiii) potentially being deemed an investment company under United States federal securities law; (xiv) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xv) dependence on Third Point LLC to implement the Company’s investment strategy; (xvi) termination by Third Point LLC of the investment management agreement; (xvii) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xviii) increased regulation or scrutiny of alternative investment advisors affecting the Company’s reputation; (xix) potentially becoming subject to United States federal income taxation; (xx) potentially becoming subject to United States withholding and information reporting requirements under the FATCA provisions; and (xxi) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic disclosures filed with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting loss, combined ratio, net investment income on float, diluted book value per share and return on beginning shareholders’ equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiary Third Point Reinsurance Company Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012 with an "A-"(Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Rob Bredahl
Chief Financial Officer and Chief Operating Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
As of June 30, 2014 and December 31, 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2014	December 31, 2013
Assets
Equity securities, trading, at fair value (cost - $1,035,700; 2013 - $824,723)	$1,162,363	$954,111
Debt securities, trading, at fair value (cost - $494,101; 2013 - $408,754)	551,453	441,424
Other investments, at fair value	93,412	65,329
Total investments in securities and commodities	1,807,228	1,460,864
Cash and cash equivalents	35,977	31,625
Restricted cash and cash equivalents	222,124	193,577
Due from brokers	74,046	98,386
Securities purchased under an agreement to sell	33,850	38,147
Derivative assets, at fair value	22,516	39,045
Interest and dividends receivable	3,747	2,615
Reinsurance balances receivable	245,832	191,763
Deferred acquisition costs, net	130,860	91,193
Loss and loss adjustment expenses recoverable	10,274	9,277
Other assets	3,283	3,398
Total assets	$2,589,737	$2,159,890
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$5,456	$9,456
Reinsurance balances payable	26,856	9,081
Deposit liabilities	121,959	120,946
Unearned premium reserves	346,271	265,187
Loss and loss adjustment expense reserves	184,627	134,331
Securities sold, not yet purchased, at fair value	46,994	56,056
Due to brokers	281,091	44,870
Derivative liabilities, at fair value	10,528	8,819
Performance fee payable to related party	22,002	—
Interest and dividends payable	816	748
Total liabilities	1,046,600	649,494
Commitments and contingent liabilities	—	—
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 103,931,386 (2013: 103,888,916))	10,393	10,389
Additional paid-in capital	1,060,183	1,055,690
Retained earnings	396,653	325,582
Shareholders' equity attributable to shareholders	1,467,229	1,391,661
Non-controlling interests	75,908	118,735
Total shareholders' equity	1,543,137	1,510,396
Total liabilities and shareholders' equity	$2,589,737	$2,159,890

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
For the three and six months ended June 30, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues
Gross premiums written	$145,508	$98,215	$233,095	$194,235
Gross premiums ceded	—	—	—	(9,975)
Net premiums written	145,508	98,215	233,095	184,260
Change in net unearned premium reserves	(66,758)	(35,928)	(81,083)	(88,432)
Net premiums earned	78,750	62,287	152,012	95,828
Net investment income	40,485	32,826	90,520	114,187
Total revenues	119,235	95,113	242,532	210,015
Expenses
Loss and loss adjustment expenses incurred, net	44,409	45,692	90,668	64,330
Acquisition costs, net	29,583	14,921	55,014	27,994
General and administrative expenses	9,549	7,217	19,574	14,225
Other expenses	1,020	759	1,807	1,429
Total expenses	84,561	68,589	167,063	107,978
Income before income tax expense	34,674	26,524	75,469	102,037
Income tax expense	(2,375)	—	(2,375)	—
Income including non-controlling interests	32,299	26,524	73,094	102,037
Income attributable to non-controlling interests	(1,007)	(301)	(2,023)	(1,384)
Net income	$31,292	$26,223	$71,071	$100,653
Earnings per share
Basic	$0.30	$0.33	$0.68	$1.27
Diluted	$0.29	$0.33	$0.66	$1.26
Weighted average number of common shares used in the determination of earnings per share
Basic	103,264,616	78,432,132	103,264,616	78,432,132
Diluted	106,433,881	79,254,268	106,505,715	79,147,972

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three Months Ended June 30, 2014
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$140,422	$5,086	$—	$145,508
Gross premiums ceded	—	—	—	—
Net premiums written	140,422	5,086	—	145,508
Change in net unearned premium reserves	(62,934)	(3,824)	—	(66,758)
Net premiums earned	77,488	1,262	—	78,750
Expenses
Loss and loss adjustment expenses incurred, net	44,409	—	—	44,409
Acquisition costs, net	29,507	76	—	29,583
General and administrative expenses	5,655	678	3,216	9,549
Total expenses	79,571	754	3,216	83,541
Net underwriting loss	(2,083)	n/a	n/a	n/a
Net investment income	6,282	33	34,170	40,485
Other expenses	(1,020)	—	—	(1,020)
Income tax expense	—	—	(2,375)	(2,375)
Segment income including non-controlling interests	3,179	541	28,579	32,299
Segment income attributable to non-controlling interests	—	(338)	(669)	(1,007)
Segment income	$3,179	$203	$27,910	$31,292
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	57.3%
Acquisition cost ratio (2)	38.1%
Composite ratio (3)	95.4%
General and administrative expense ratio (4)	7.3%
Combined ratio (5)	102.7%

	Six Months Ended June 30, 2014
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$222,564	$10,531	$—	$233,095
Gross premiums ceded	—	—	—	—
Net premiums written	222,564	10,531	—	233,095
Change in net unearned premium reserves	(72,775)	(8,308)	—	(81,083)
Net premiums earned	149,789	2,223	—	152,012
Expenses
Loss and loss adjustment expenses incurred, net	90,668	—	—	90,668
Acquisition costs, net	54,906	108	—	55,014
General and administrative expenses	11,464	1,512	6,598	19,574
Total expenses	157,038	1,620	6,598	165,256
Net underwriting loss	(7,249)	n/a	n/a	n/a
Net investment income	13,595	62	76,863	90,520
Other expenses	(1,807)	—	—	(1,807)
Income tax expense	—	—	(2,375)	(2,375)
Segment income including non-controlling interests	4,539	665	67,890	73,094
Segment income attributable to non-controlling interests	—	(529)	(1,494)	(2,023)
Segment income	$4,539	$136	$66,396	$71,071
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	60.5%
Acquisition cost ratio (2)	36.7%
Composite ratio (3)	97.2%
General and administrative expense ratio (4)	7.7%
Combined ratio (5)	104.9%

	Three Months Ended June 30, 2013
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$94,644	$3,571	$—	$98,215
Gross premiums ceded	—	—	—	—
Net premiums written	94,644	3,571	—	98,215
Change in net unearned premium reserves	(33,206)	(2,722)	—	(35,928)
Net premiums earned	61,438	849	—	62,287
Expenses
Loss and loss adjustment expenses incurred, net	45,304	388	—	45,692
Acquisition costs, net	14,821	100	—	14,921
General and administrative expenses	4,710	987	1,520	7,217
Total expenses	64,835	1,475	1,520	67,830
Net underwriting loss	(3,397)	n/a	n/a	n/a
Net investment income	2,530	359	29,937	32,826
Other expenses	(759)	—	—	(759)
Segment income (loss) including non-controlling interests	(1,626)	(267)	28,417	26,524
Segment income attributable to non-controlling interests	—	(80)	(221)	(301)
Segment income (loss)	$(1,626)	$(347)	$28,196	$26,223
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	73.7%
Acquisition cost ratio (2)	24.1%
Composite ratio (3)	97.8%
General and administrative expense ratio (4)	7.7%
Combined ratio (5)	105.5%

	Six Months Ended June 30, 2013
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$187,515	$6,720	$—	$194,235
Gross premiums ceded	(9,975)	—	—	(9,975)
Net premiums written	177,540	6,720	—	184,260
Change in net unearned premium reserves	(83,459)	(4,973)	—	(88,432)
Net premiums earned	94,081	1,747	—	95,828
Expenses
Loss and loss adjustment expenses incurred, net	63,942	388	—	64,330
Acquisition costs, net	27,811	183	—	27,994
General and administrative expenses	9,526	1,772	2,927	14,225
Total expenses	101,279	2,343	2,927	106,549
Net underwriting loss	(7,198)	n/a	n/a	n/a
Net investment income	8,056	1,122	105,009	114,187
Other expenses	(1,429)	—	—	(1,429)
Segment income (loss) including non-controlling interests	(571)	526	102,082	102,037
Segment income attributable to non-controlling interests	—	(595)	(789)	(1,384)
Segment income (loss)	$(571)	$(69)	$101,293	$100,653
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	68.0%
Acquisition cost ratio (2)	29.6%
Composite ratio (3)	97.6%
General and administrative expense ratio (4)	10.1%
Combined ratio (5)	107.7%

(1)Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.
(2)Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

(6)
Effective January 1, 2014, the Company modified the presentation of its operating segments to allocate net investment income from float to the Property and Casualty Reinsurance segment. Prior period segment results have been adjusted to conform to this presentation.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES

	June 30, 2014	December 31, 2013
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders' equity	$1,543,137	$1,510,396
Less: non-controlling interests	(75,908)	(118,735)
Shareholders' equity attributable to shareholders	1,467,229	1,391,661
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	69,223	101,274
Diluted book value per share numerator	$1,582,964	$1,539,447
Basic and diluted book value per share denominator:
Issued and outstanding shares	103,264,616	103,264,616
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	6,797,949	8,784,861
Effect of dilutive restricted shares issued to directors and employees	666,770	657,156
Diluted book value per share denominator	115,380,498	117,357,796

Basic book value per share	$14.21	$13.48
Diluted book value per share	$13.72	$13.12

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	($ in thousands)
Net investment income on float	$6,282	$2,530	$13,595	$8,056
Net investment income on capital	34,170	29,937	76,863	105,009
Net investment income on investments managed by Third Point LLC	40,452	32,467	90,458	113,065
Investment income on cash held by the Catastrophe Reinsurer and Catastrophe Fund	28	13	57	16
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	—	346	—	1,106
Net gain on catastrophe bond held by the Catastrophe Reinsurer	5	—	5	—
	$40,485	$32,826	$90,520	$114,187

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	($ in thousands)
Net income	$31,292	$26,223	$71,071	$100,653
Shareholders' equity attributable to shareholders - beginning of period	1,433,692	944,726	1,391,661	868,544
Return on beginning shareholders' equity	2.2%	2.8%	5.1%	11.6%

Book Value per Share
Book value per share as used by our management is a non-GAAP measure, as it is calculated after deducting the impact of non-controlling interests. In addition, diluted book value per share is a non-GAAP measure and represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

Net Investment Income on Float
Insurance float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Although float can be calculated using numbers determined under U.S. GAAP, float is a non-GAAP financial measure and, therefore, there is no comparable U.S. GAAP measure.
Return on Beginning Shareholders' Equity
Return on beginning shareholders' equity as presented is a non-GAAP financial measure. Return on beginning shareholders' equity is calculated by dividing net income by the beginning shareholders' equity attributable to shareholders and is a commonly used calculation to measure profitability.